UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2019

Kreido Biofuels, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55909	20-3240178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1010-15, 11/F, Tower B New Mandarin Plaza 14 Science Museum Road Tsim Sha Tsui, KLN, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code +(852) 9862 6962

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8. Other Events

Item 8.01 Other Events.

On December 12, 2019, Kreido Biofuels, Inc. (the “Company”) signed a Memorandum of Understanding (“MOU”) with two companies located in China.  The two companies are Hong Kong Satellite TV Cultural Tourism Industry Group Co. Ltd. and Beijing Yuanmeng Xingguang International Film Cultural Media Co. Ltd. (the “Potential Acquisition”).  In the MOU, the Company agrees to purchase up to 70% of the issued and outstanding stock of the Potential Acquisition for terms to be set forth in a definitive agreement. The definitive agreement will be completed within six months of the MOU.

A copy of the MOU is filed as an Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kreido Biofuels, Inc.

Date: 16 of December, 2019	By:	/s/ Wai Lim Wong
Wai Lim Wong, Chief Executive Officer